Exhibit 10.17

Amendment Three

to

The McGraw-Hill Companies, Inc. Employee Retirement Plan Supplement

The McGraw-Hill Companies, Inc. Employee Retirement Plan Supplement (the “MH Plan Supplement”) is amended, generally effective as of January 1, 2012 except as otherwise provided, as set forth below:

1.	Section 2.04 is amended by replacing it with the following definition of “Beneficiary”:

“Beneficiary” means the beneficiary, if any, selected by the Participant in the election form that is provided to the Participant in accordance with Section 5.03(a)(i) of the Plan.

2.	Effective as of April 1, 2012, Section 2.05 (“Benefit”) is amended by adding the following at the end thereof:

; provided that no Benefit shall accrue under the Plan on or after April 1, 2012.

3.	Section 2.25 (“ERP”) is amended by adding the following at the end thereof:

, as amended from time to time.

4.	Effective as of April 1, 2012, Section 2.29 (“Participant”) is amended by adding the following at the end thereof:

; provided that no new Participants shall be permitted into the Plan on or after April 1, 2012.

5.	Effective as of April 1, 2012, Section 4.02 is amended by adding the following at the end thereof:

; provided that no new Participants shall be permitted into the Plan on or after April 1, 2012.

6.	Section 5.01(a) is amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, (x) Section 5.01(a)(A) of the Plan shall not apply to any year that occurs after December 31, 2011 and (y) Section 5.01(a)(B) and 5.01(a)(C) of the Plan shall not apply to any amount deferred under the Key-Executive Plan or any deferred salary or short-term incentive compensation that is deferred by the Participant on or after April 1, 2012.

7.	Effective as of April 1, 2012, Section 5.02(a) is amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, Section 5.02(a) of the Plan shall not apply to any benefit that has accrued under the ERP on or after April 1, 2012.

8.	Effective as of April 1, 2012, Section 5.02(b) is amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, Section 5.02(b) of the Plan shall not apply to any Severance Plan Earnings that are paid to any Severance Plan Participant on or after April 1, 2012.

9.	Section 5.03(a)(i) is amended by replacing it with the following:

(i) The Benefits shall be paid in the form of (A) a single-life annuity or (B) an actuarially equivalent life annuity elected by the Participant in the election form provided to the Participant, subject to and in accordance with the procedures prescribed by the Plan Administrator from time to time; provided, that such election form is received by the Plan Administrator no later than thirty (30) days prior to the date on which the payment of Benefits commences in accordance with Section 5.03(a)(ii) (the “Election Deadline”), and for the avoidance of doubt, if no executed and completed election form is received by the Plan Administrator by the Election Deadline, then the Participant is deemed to have elected the Benefits to be paid in a single-life annuity.

10.	The last sentence of Section 5.03(a) is amended by replacing it with the following:

The Benefits provided by this Article V shall be paid in accordance with the foregoing to a Participant’s Beneficiary in the event of the death of the Participant, if such Beneficiary is entitled to benefits under the provisions of the Plan in the event of the death of the Participant.

11.	Section 5.03(c) is amended by replacing it with the following:

If the lump-sum Actuarial Equivalent of the Benefits provided to a Participant by this Article V (other than a Participant who is a Specified Employee) or to a Participant’s Beneficiary, determined using the interest rate for lump sums under the ERP, is equal to or less than $10,000 as of the Participant’s Employment Termination Date or any time thereafter, or, in the case of a Beneficiary, at the time the Benefit is payable to the Beneficiary under the Plan, such amount will be paid to the Participant or Beneficiary in a lump sum as soon as practicable thereafter, but, in the case of a Participant, in no event later than December 31 of the calendar year in which occurs the Participant’s Employment Termination Date or, if later, the date which is three months following the Participant’s Employment Termination Date.

12.	Section 5.03(d) is amended by replacing it with the following:

In the event that, in accordance with Section 5.03(a)(ii), the payment of Benefits commences on a date that is later than the first day of the calendar month following the later of (A) the Participant’s Employment Termination Date and (B) as the case may be, the Participant’s attaining (1) age 62, if the Participant completed ten years of Continuous Service and is not due a benefit under the ERIP, or (2) age 65, then the first payment of Benefits shall include (x) payment for Benefits that would have been payable to the Participant beginning on such date and ending on the date on which the payment of Benefits commences in accordance with Section 5.03(a)(ii) along with (y) interest at the Stable Assets Fund Rate for the payment of Benefits described in clause (x) above.

13.	Effective as of April 1, 2012, Article V is amended to incorporate new Section 5.06, as set forth below:

SECTION 5.06 Accrual of Benefits. Notwithstanding this Article V, no Participant shall accrue a Benefit under this Article V on or after April 1, 2012.

* * * *

Except as set forth herein, the MH Plan Supplement remains in full force and effect.

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